Exhibit 10(x)(1)

FIRST AMENDMENT TO ARCONIC
SUPPLEMENTAL PENSION PLAN FOR SENIOR EXECUTIVES
(as amended and restated August 1, 2016)

Pursuant to Section 5.1 of the Arconic Supplemental Pension Plan for Senior Executives (“Plan”), the Plan is amended effective January 1, 2018, as follows:

1.    Section 2.6 of the Plan shall be amended and restated to require that a Participant who terminates employment on or after January 1, 2018 will be distributed his or her benefit in the form of an immediate lump sum where the present value of such Participant’s nonqualified benefits under all nonqualified defined benefit plans of Arconic Inc. and all members of its controlled group of corporations, not otherwise payable under the provisions of the Plan, shall be equal to or less than the Internal Revenue Code Section 402(g) limit, as follows (with new language underlined and deleted language ~~stricken~~):

“2.6 Notwithstanding any provision to the contrary in this Excess Plan, if at any time the present value of a Participant’s nonqualified benefits under all nonqualified defined benefit plans of the Company and all members of its controlled group of corporations, not otherwise payable under the provisions of the Plan, shall be equal to or less than the Code Section 402(g) limit in effect at the time of any payment event (for ~~2016~~2017, $18,000 or less and as adjusted from time to time by the Internal Revenue Service):~~,~~

(i)
The Company may, in the sole and absolute discretion of the Company, elect to distribute the entire Excess Benefits to the Participant in the form of a lump sum payment, in lieu of any other Excess Benefits payable under the Plan; or

(ii)
If the participant terminates employment with the Company, Arconic Inc., or any subsidiary of Arconic Inc., on or after January 1, 2018, the participant’s entire benefit under this Plan shall be distributed immediately in the form of a lump sum, in lieu of any other benefit payable under the Plan.

The present value shall be determined by the Company, in the sole and absolute discretion of the Company, using reasonable actuarial assumptions. The distribution of the lump sum shall be made as soon as reasonably practicable, but no later than ninety (90) days after a payment event or two and one-half (2 ½) months after the year of the payment event, whichever is later. ~~This~~ Any payment under this subsection shall extinguish any and all liability under this Excess Plan and any and all the plans from which the lump sum is provided.”

2.    In all other respects, the Plan is ratified and confirmed.